UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 25, 2011
Date of Report (Date of earliest event reported)

Imperial Resources, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-152160	83-0512922
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

106 East 6th Street, Suite 900, Austin, Texas	78701
                                                                                                                                         (Address of principal executive offices)                                                                                                                                                                                                                          (Zip Code)

(512) 422-2493
Registrant’s telephone number, including area code

(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events.

On January 25, 2011 the Company announced that its wholly owned subsidiary, Imperial Oil & Gas, Inc. has entered into a Farmout Agreement ("Agreement"), conditioned upon satisfactory title check, with a private oil and gas exploration company, for the right to earn acreage by drilling up to four wells in an infill development project ("Stateline") in the existing Sawyer Field, in Lea County, New Mexico.

The Agreement calls for the Company’s subsidiary to pay a spud fee of $60,000 and drill between one and four wells to earn a 77% net revenue interests in 40 acres for each well drilled, subject to a reservation by the assigning party of a 10% working interest in each well drilled.  The Agreement requires that not later than 270 days, drilling must be commenced on the first well. Drilling on the next well must be commenced not later than 180 days following the release of the drilling rig on the first well, with the drilling of subsequent wells having the same commencement requirements as the previously drilled well.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Name
99.1	Imperial Resources, Inc. press release dated January 24, 2011- Sawyer Field Farmout Agreement

Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned, thereunto duly authorized.

Imperial Resources, Inc.

Dated: January 25, 2011	By: /s/ Robert Durbin
Robert Durbin
President, Chief Executive Officer (Principal Executive Officer)